Exhibit 99.1

SI-BONE, Inc. Reports Record Fourth Quarter and Full Year 2023 Financial Results and Issues 2024 Guidance

SANTA CLARA, Calif. February 26, 2024 - SI-BONE, Inc. (Nasdaq:SIBN), a medical device company dedicated to solving musculoskeletal disorders of the sacropelvic anatomy, today reported financial results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Highlights (all comparisons are to the prior year period)
•Worldwide revenue of $38.9 million, representing an increase of ~22%
•U.S. revenue of $36.7 million, representing an increase of ~22%
•Gross Margin of ~74%, reflecting a ~4 percentage point reduction from excess inventory reserve
•Over 1,130 active physicians, representing an increase of ~22%
•Cash and equivalents of ~$166 million, representing net cash usage of ~$0.8 million

Fiscal Year 2023 Highlights (all comparisons are to the prior year period)
•Worldwide revenue of $138.9 million, representing an increase of ~31%
•U.S. revenue of $130.6 million, representing an increase of ~32%
•Gross Margin of ~79%, reflecting a ~1 percentage point reduction from excess inventory reserve
•Over 1,600 physicians performed more than 15,000 procedures in the U.S.

Recent Operational Highlights
•Received 510(k) clearance for smaller diameter iFuse Bedrock Granite implant, with S1 and pediatric deformity indication
•Published early SILVIA results which demonstrate the feasibility and safety of pelvic fixation and fusion with iFuse-3D and highlighted the prevalence of SI joint pain in 16% of the patients undergoing deformity surgery
•Built on the success of iFuse TORQ with interventional spine physicians and completed the first SI joint allograft procedure, reimbursed under CPT 27278, using iFuse INTRA

“2023 was a year of records for us, as our annual worldwide revenue growth exceeded 30%, led by over 32% procedure volume growth in the U.S. I am proud of our team’s stellar execution as we supported a record 1,600 U.S. physicians to help improve the lives of nearly 15,000 patients in the U.S., while driving substantial operating leverage and reduction in cash usage,” said Laura Francis, Chief Executive Officer. “I expect 2024 to be an exciting year for us as we capitalize on favorable demand dynamics, launch products across each of our target markets, and make significant progress toward our Adjusted EBITDA breakeven goal.”

Fourth Quarter 2023 Financial Results

Worldwide revenue was $38.9 million in the fourth quarter 2023, a ~22% increase from $32.0 million in the corresponding period in 2022. U.S. revenue for the fourth quarter 2023 was $36.7 million, an increase of ~22% from $30.0 million in the corresponding period in 2022. International revenue was $2.2 million in the fourth quarter 2023 compared to $2.0 million in the corresponding period in 2022.

Gross margin was ~74% for the fourth quarter 2023, compared to ~84% in the corresponding period in 2022. Gross margin in the fourth quarter 2023 was impacted by procedure and product mix as well as the impact of higher depreciation from instrument trays, depreciation associated with our second facility in Santa Clara, and higher freight costs. The fourth quarter 2023 gross margin also reflects a ~4 percentage point reduction from a $1.7 million excess inventory reserve.

Operating expenses increased ~8% to $41.2 million in the fourth quarter 2023, compared to $38.2 million in the corresponding period in 2022. The change in operating expenses was primarily driven by higher commission related to revenue growth, increase in compensation as well as research and development investments.

Net loss improved by ~2% to $11.0 million, or $0.27 per diluted share for the fourth quarter 2023, as compared to a net loss of $11.2 million, or $0.32 per diluted share in the corresponding period in 2022. Net loss per diluted share for the fourth quarter 2023 includes the impact of the increase in shares outstanding as a result of the follow-on common stock offering in May 2023.

Adjusted EBITDA loss, including the $1.7 million impact from excess inventory reserve, declined by ~16% to $4.8 million in the fourth quarter 2023 compared to an adjusted EBITDA loss of $4.2 million in the corresponding period in 2022.

2023 Financial Results

Worldwide revenue was $138.9 million for 2023, a ~31% increase from $106.4 million in 2022. U.S. revenue for 2023 was $130.6 million, a ~32% increase from $98.8 million in 2022. International revenue was $8.3 million in 2023 compared to $7.7 million in 2022.

Gross margin was ~79% for 2023, compared to ~85% in 2022. In 2023, gross margin was impacted by procedure and product mix, higher depreciation from instrument trays, depreciation associated with the second facility in Santa

Clara, and freight costs. The 2023 gross margin reflects a ~1 percentage point reduction from excess inventory reserve.

Operating expenses increased ~4% to $156.4 million in 2023, compared to $150.3 million in 2022. The change in operating expenses was primarily driven by higher commission related to revenue growth, increase in compensation as well as research and development investments offset by timing of certain commercial activity, lower headcount and travel costs.

Net loss improved by ~29% to $43.3 million, or $1.13 per diluted share for 2023, as compared to a net loss $61.3 million, or $1.79 per diluted share in 2022. Net loss per diluted share for 2023 includes the impact of the increase in shares outstanding as a result of the follow-on common stock offering in May 2023.

Adjusted EBITDA loss, which includes the impact of excess inventory reserve, improved by ~48% to $17.3 million for 2023, compared to an adjusted EBITDA loss of $33.2 million in 2022.

Cash and marketable securities were ~$166.0 million as of December 31, 2023.

2024 Financial Guidance

SI-BONE expects 2024 worldwide revenue of $162 million to $165 million, implying year-over-year growth of ~17% to ~19%. SI-BONE estimates fiscal year 2024 gross margin to be ~78% and operating expenses growth to be ~9%. Based on these assumptions, SI-BONE expects significant year-over-year improvement in Adjusted EBITDA loss for full year 2024.

Webcast and Conference Call Information

SI-BONE will host a conference call to discuss the fourth quarter 2023 financial results after market close on Monday, February 26, 2024 at 4:30 P.M. Eastern Time. The conference call can be accessed live over webcast at https://edge.media-server.com/mmc/p/px3jaycu. Live audio of the webcast will be available on the “Investors” section of the company’s website at: www.si-bone.com. The webcast will be archived and available for replay for at least 90 days after the event.

About SI-BONE

SI-BONE (NASDAQ: SIBN) is a global leader in technology for surgical treatment of musculoskeletal disorders of the sacropelvic anatomy. Since pioneering minimally invasive surgery of the SI joint in 2009, SI-BONE has supported over 3,600 physicians in performing a total of more than 95,000 sacropelvic procedures.A unique body of clinical evidence supports the use of SI-BONE’s technologies, including two randomized controlled trials and over 125 peer reviewed publications. SI-BONE has leveraged its leadership in minimally invasive SI joint fusion to commercialize novel solutions for adjacent markets, including adult deformity, spinopelvic fixation and pelvic trauma.

For additional information on the company or the products including risks and benefits, please visit www.si-bone.com.

iFuse Bedrock Granite, iFuse-TORQ and SI-BONE are registered trademarks of SI-BONE, Inc. ©2024 SI-BONE, Inc. All Rights Reserved.

Forward-Looking Statements
The statements in this press release regarding expectations of future events or results, including SI-BONE’s expectations of continued revenue and procedure growth and financial outlook, contained in this press release are "forward-looking" statements. These forward-looking statements are based on SI-BONE's current expectations and inherently involve significant risks and uncertainties. These risks include SI-BONE's ability to introduce and commercialize new products and indications, SI-BONE's ability to maintain favorable reimbursement for procedures using its products, the impact of any future economic weakness on the ability and desire of patients to undergo elective procedures including those using SI-BONE's devices, SI-BONE's ability to manage risks to its supply chain, and future capital requirements driven by new surgical systems requiring investment in instrument trays and implant inventory. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in the company's most recent filings on Form 10-K and Form 10-Q, and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC's Internet site (www.sec.gov), especially under the caption "Risk Factors". SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Use of Non-GAAP Financial Measures

SI-BONE uses Adjusted EBITDA, a non-GAAP financial measures that excludes from net loss the effects of interest income, interest expense, depreciation and amortization and stock-based compensation. SI-BONE believes the presentation of Adjusted EBITDA is useful to management because it allows management to more consistently analyze period-to-period financial performance and provides meaningful supplemental information with respect to core operational activities used to evaluate management's performance. SI-BONE also believes the presentation of Adjusted EBITDA is useful to investors and other interested persons as it enables these persons to use this additional information to assess the company’s performance in using this additional metric that management uses to assess the company’s performance.

Adjusted EBITDA should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because Adjusted EBITDA excludes the effect of items that increase or decrease the Company's reported results of operations, management strongly encourages investors to review, when they become available, the Company's consolidated financial statements and publicly filed reports in their entirety. The Company's definition of Adjusted EBITDA may differ from similarly titled measures used by others.

Investor Contact
Saqib Iqbal

Director, FP&A and Investor Relations
investors@SI-BONE.com

SI-BONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$38,859	$31,953	$138,886	$106,409
Cost of goods sold	10,183	5,089	29,466	15,705
Gross profit	28,676	26,864	109,420	90,704
Gross margin	74%	84%	79%	85%

Operating expenses:
Sales and marketing	28,937	27,609	110,254	107,726
Research and development	4,162	3,480	15,028	13,627
General and administrative	8,083	7,069	31,069	28,960
Total operating expenses	41,182	38,158	156,351	150,313

Loss from operations	(12,506)	(11,294)	(46,931)	(59,609)
Interest and other income (expense), net:
Interest income	2,228	749	6,916	1,304
Interest expense	(890)	(881)	(3,462)	(2,819)
Other income (expense), net	185	251	141	(132)
Net loss	$(10,983)	$(11,175)	$(43,336)	$(61,256)

Net loss per share, basic and diluted	$(0.27)	$(0.32)	$(1.13)	$(1.79)
Weighted-average number of common shares used to compute basic and diluted net loss per share	40,579,409	34,594,536	38,427,419	34,201,824

SI-BONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$33,271	$20,717
Short-term investments	132,748	76,573
Accounts receivable, net	21,953	20,674
Inventory	20,249	17,282
Prepaid expenses and other current assets	3,173	2,365
Total current assets	211,394	137,611
Property and equipment, net	16,000	15,564
Operating lease right-of-use assets	2,706	4,002
Other non-current assets	325	375
TOTAL ASSETS	$230,425	$157,552

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,588	$6,279
Accrued liabilities and other	17,452	13,511
Operating lease liabilities, current portion	1,416	1,388
Total current liabilities	23,456	21,178
Long-term borrowings	36,065	35,171
Operating lease liabilities, net of current portion	1,511	2,871
Other long-term liabilities	18	30
TOTAL LIABILITIES	61,050	59,250

Stockholders' Equity:
Common stock and additional paid-in capital	569,481	455,175
Accumulated other comprehensive income	335	232
Accumulated deficit	(400,441)	(357,105)
TOTAL STOCKHOLDERS' EQUITY	169,375	98,302
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$230,425	$157,552

SI-BONE, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(10,983)	$(11,175)	$(43,336)	$(61,256)
Interest income	(2,228)	(749)	(6,916)	(1,304)
Interest expense	890	881	3,462	2,819
Depreciation and amortization	1,573	1,002	5,428	3,452
Stock-based compensation	5,937	5,881	24,057	23,061
Adjusted EBITDA	$(4,811)	$(4,160)	$(17,305)	$(33,227)